Exhibit 32.1
------------

            Certification of the Chief Executive Officer Pursuant to
                           18 U.S.C. Section 1350,
                           As Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly of Raptor Networks Technology, Inc. (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas
M. Wittenschlaeger, as Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1)   The Report fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

      A signed original of this written statement has been provided to Raptor Networks Technology, Inc. and will be retained by Raptor Networks Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

November 11, 2004           /s/ Thomas M. Wittenschlaeger
                            -----------------------------
                            Thomas M. Wittenschlaeger
                            Chief Executive Officer